SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                  _________


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                         ROCK OF AGES CORPORATION
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           (Exact name of registrant as specified in its charter)


                    Delaware                          03015320
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     (State of incorporation or organization)     (IRS Employer
                                                  Identification No.)


     772 Graniteville Road, Graniteville, Vermont           05654
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     (Address of principal executive offices)               (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class           Name of each exchange on which
          to be so registered           each class is to be registered
          -------------------           ------------------------------


          If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

          If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


     Securities to be registered pursuant to Section 12(g) of the Act:

             CLASS A COMMON STOCK, par value $.01 per shares
             -----------------------------------------------
                              (Title of class)



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.   Description of Registrant's Securities to be Registered.

               The information required by Item 202 of Regulation S-K is provided under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-33685), as initially filed with the Securities and Exchange Commission on August 15, 1997, as amended on September 24, 1997 and as amended on October 16, 1997 (the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference and made a part hereof.

     Item 2.   Exhibits.

               1. Amended and Restated Certificate of Incorporation of the Registrant (included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein).

               2. By-laws of the Registrant (included as Exhibit 3.2 to the Registration Statement and incorporated by reference herein).

               3. Specimen Certificate representing the Class A Common Stock, $.01 par value, of the Registrant (included as Exhibit 4 to the Registration Statement and incorporated by reference herein).



                                  SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ROCK OF AGES CORPORATION

     Dated: October 15, 1997            By  /s/ Kurt M. Swenson
                                          ----------------------------
                                           Name:  Kurt M. Swenson
                                           Title: President and Chief
                                                  Executive Officer